Exhibit 10.5

FOUNDER’S RESTRICTED STOCK PURCHASE AGREEMENT

This Founder’s Restricted Stock Purchase Agreement (the “Agreement”) is made as of March 21, 2004, by and between Digital Musicworks International, Inc., a California corporation (the “Company”), and Mitchell Koulouris (the “Purchaser”).

In consideration of the mutual covenants and representations set forth below, the Company and Purchaser agree as follows:

1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to Purchaser and Purchaser agrees to purchase from the Company on the Closing (as defined below) Five Million Forty Six Thousand (5,046,000) shares of the Company’s Common Stock (the “Shares”) at a price of $0.001 per share (the “Purchase Price”), for an aggregate purchase price of $5,046.00. As consideration for the Shares, Purchaser hereby transfers and assigns to the Company (i) the business plan of the Company (the “Business Plan”) and (ii) any and all right, title and interest Purchaser has in the Company’s business and any Intellectual Property (as defined below) related to the Company’s business, as currently conducted and as contemplated to be conducted pursuant to the Business Plan or otherwise; provided, however, that Purchaser is not transferring or assigning to the Company any Intellectual Property or the business plan of, or any rights relating to Purchaser’s interest in, DMI Music Publishing, Inc. For purposes hereof, “Intellectual Property” means: (i) United States and foreign patents, trademarks, copyrights, registrations and applications therefor, and rights granted upon any reissue, division, continuation or continuation-in-part thereof, (ii) trade secret rights arising out of the laws of any and all jurisdictions, (iii) ideas, inventions, concepts, technology, software, methods, processes, drawings, illustrations, writings know-how, show-how, trade names, domain names, web addresses and web sites, and all rights therein and thereto, (iv) any other intellectual property rights, whether or not registrable, and (v) licenses in or to any of the foregoing. Further, Purchaser agrees to take all actions reasonably requested by the Company to assist the Company in effecting the foregoing transfer and in establishing, perfecting, defending, enforcing and protecting the Company’s rights in any of the above transferred items, including without limitation assisting in the prosecution of any patent applications included in or based upon the Intellectual Property.

2. Closing. The purchase and sale of the Shares shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and Purchaser. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, Purchaser shall deliver the aggregate Purchase Price set forth above to the Company by cash, check or any other method of payment approved by the Company’s Board of Directors (or any combination thereof), and the Company will issue, as promptly thereafter as practicable, a stock certificate, registered in the name of the Purchaser, reflecting the Shares.

3. Repurchase Option.

A. In the event the Purchaser ceases to be an employee, consultant, advisor or director (a “Service Provider”) of the Company for any or no reason, including, without limitation, by reason of Purchaser’s death or disability (“Disability”) as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall, upon the date of such termination (as reasonably fixed by the Company), have an irrevocable, exclusive option to repurchase (the “Repurchase Option”) any Shares which have not yet been released from the Repurchase Option (the “Unreleased Shares”), at a price per share equal to the lesser of (x) the fair market value of the shares at the time the Repurchase Option is exercised, as determined by the Company’s board of directors and (y) the Purchase Price (the “Repurchase Price”). The Company may exercise its Repurchase Option as to any or all of the Unreleased Shares at any time following Purchaser’s termination; provided, however, that without requirement of further action on the part of either party hereto, the Company’s Repurchase Option shall be deemed to have been automatically exercised as to all Unreleased Shares at 5:00 p.m. PST on the date that is 60 days following the date of Purchaser’s termination, unless the Company declines in writing to exercise its Repurchase Option prior to such time.

B. If the Company decides not to exercise its Repurchase Option, it shall notify the Purchaser within 60 days of the Purchaser’s termination, in which event the Repurchase Option shall terminate. If the Company decides to exercise its Repurchase Option, within 90 days from the Purchaser’s termination as a Service Provider, the Company shall deliver payment to the Purchaser, with a copy to the Escrow Agent (as defined in Section 7 hereof), by any of the following methods, in the Company’s sole discretion: (i) delivering to the Purchaser or the Purchaser’s executor a check in the amount of the aggregate Repurchase Price, (ii) canceling an amount of the Purchaser’s indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) any combination of (i) and (ii) such that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unreleased Shares being repurchased and all related rights and interests therein, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company. In the event that Purchaser’s continuous status as a Service Provider terminates, and the Company neither notifies the Purchaser within 60 days thereafter of the Company’s decision not to exercise its Repurchase Option, nor delivers payment of the Repurchase Price to the Purchaser within 90 days thereafter, then the sole remedy of the Purchaser thereafter shall be to receive the Repurchase Price from the Company in the manner set forth above, and in no case shall the Purchaser have any claim of ownership as to any of the Unreleased Shares.

C. The Company in its sole discretion may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option to purchase all or a part of the Unreleased Shares.

D. In the event that the Company’s Repurchase Option is exercised, whether automatically in the manner provided for above or pursuant to written notice, then upon and following such exercise, the only remaining right of the Purchaser under this Agreement shall be the right to receive the Repurchase Price, and the Purchaser have no right whatsoever to receive the Unreleased Shares. In the event that the Company’s Repurchase Option is terminated, then upon and following such termination, the only remaining right of the Purchaser under this Agreement shall be the right to receive the Unreleased Shares, and the Purchaser shall have no right whatsoever to receive the Repurchase Price.

4. Release of Shares From Repurchase Option; Vesting.

A. Fifty percent (50%) of the Shares shall be vested and deemed released from the Repurchase Option as of the date of execution of this Agreement. So long as the Purchaser’s continuous status as a Service Provider has not yet terminated in each such instance, an additional 1/72nd of the total number of Shares shall be released from the Repurchase Option each month following the date hereof, until all Shares have been released on the third anniversary of this Agreement.

Notwithstanding the foregoing, in the event that Purchaser’s continuous status as a Service Provider is terminated by the Company without Cause (as defined below), or by the Purchaser for Good Reason, within twelve (12) months after a Change of Control (as defined below), an additional sixteen and two-thirds percent (16 2/3%) of the total number of Shares shall be released from the Repurchase Option immediately, to the extent such number of Shares remain subject to the Repurchase Option.

B. For purposes of this Agreement, a “Change of Control” means either:

(1) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s shareholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity; or

(2) a sale of all or substantially all of the assets of the Company.

C. Subject to the provisions of Section 8, the Shares which have been released from the Company’s Repurchase Option shall be delivered to the Purchaser at the Purchaser’s request.

D. “Cause” shall mean: (i) Purchaser’s failure to perform his assigned duties or responsibilities as a Service Provider (other than a failure resulting from the Purchaser’s Disability) after notice thereof from the Company describing Purchaser’s failure to perform such duties or responsibilities; (ii) Purchaser engaging in any act of dishonesty, fraud or misrepresentation; (iii) Purchaser’s violation of any federal or state law or regulation applicable to the Company’s business; (iv) Purchaser’s breach of any confidentiality agreement or invention assignment agreement between Purchaser and the Company; or (v) Purchaser being convicted of, or entering a plea of nolo contendere to, any crime or committing any act of moral turpitude.

E. “Good Reason” shall mean: (i) Purchaser’s position with the Company is changed in a manner which materially reduces his level of responsibility or the nature of his functions; (ii) Purchaser’s level of compensation (including base salary, fringe benefits and participation in non-discretionary bonus programs under which awards are payable pursuant to objective financial or performance standards) is reduced by more than fifteen percent (15%) without his consent; or (iii) Purchaser is required to relocate his principal office of employment more than fifty (50) miles without his consent.

5. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Purchaser (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Purchaser’s benefits under this Agreement shall be either

A. delivered in full, or

B. delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Purchaser on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

Unless the Company and the Purchaser otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Purchaser and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Purchaser shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

6. Restrictions on Transfer.

A. The Purchaser hereby makes the investment representations listed on Exhibit A to the Company as of the date of this Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE

RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

B. Stop-Transfer Notices. Purchaser agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

D. Lock-Up Period. Purchaser hereby agrees that Purchaser shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the 180-day period (or such other shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) following the effective date of the first registration statement of the Company filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. Purchaser further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

E. Unreleased Shares. No Unreleased Shares subject to the Repurchase Option contained in Section 3 of this Agreement, nor any beneficial interest in such Shares, shall be sold, gifted, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser.

F. Released Shares. No Shares purchased pursuant to this Agreement, nor any beneficial interest in such Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee, other than in compliance with the Company’s right of first refusal provisions contained in Section 7 of this Agreement.

7. Company’s Right of First Refusal. Before any Shares acquired by the purchaser pursuant to this Agreement (or any beneficial interest in such Shares) may be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee (each a “Holder”), such Holder must first offer such Shares or beneficial interest to the Company and/or its assignee(s) as follows:

A. Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed transferee; (iii) the number of Shares to be transferred to each proposed transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares; and (v) that by delivering the notice, the Holder offers all such Shares to the Company and/or its assignee(s) pursuant to this Section and on the same terms described in the notice.

B. Exercise of Right of First Refusal. At any time within 30 days after receipt of the Holder’s notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the proposed transferees, at the purchase price determined in accordance with Section 7.C.

C. Purchase Price. The purchase price for the Shares purchased by the Company and/or its assignee(s) under this Section shall be the price listed in the Holder’s notice. If the price listed in the Holder’s notice includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in its sole discretion.

D. Payment. Payment of the purchase price shall be made, at the option of the Company and/or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company and/or its assignee(s), or by any combination thereof within 30 days after receipt by the Company of the Holder’s notice (or at such later date as is called for by such notice).

E. Holder’s Right to Transfer. If all of the Shares proposed in the notice to be transferred to a given proposed transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that proposed transferee, provided that: (i) the transfer is made only on the terms provided for in the notice, with the exception of the purchase price, which may be either the price listed in the notice or any higher price; (ii) such transfer is consummated within 60 days after the date the notice is delivered to the Company; (iii) the transfer is effected in accordance with any applicable securities laws, and if requested by the Company, the Holder shall have delivered an opinion of counsel acceptable to the Company to that effect; and (iv) the proposed transferee agrees in writing that the provisions of this Section shall continue to apply to the transferred Shares in the hands of such proposed transferee. If any Shares described in a notice are not transferred to the proposed transferee within the period provided above, then before any such Shares may be transferred, a new notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal described in this Section.

F. Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this Section, the transfer of any or all of the Shares during the Holder’s lifetime or on the Holder’s death by will or intestacy to the Holder’s spouse, child, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law, sister-in-law, grandfather, grandmother, grandchild, cousin, aunt, uncle, niece, nephew, stepchild, to a university or charitable organization, or to a trust or other similar estate planning vehicle for the benefit of the Holder or any such person, shall be exempt from the provisions of this Section; provided that, in each such case, the transferee shall agree in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

G. Termination of Right of First Refusal. The right of first refusal contained in this Section shall terminate as to all Shares purchased hereunder upon the earlier of: (i) the closing date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, as amended, and (ii) the closing date of a Change of Control pursuant to which the holders of the outstanding voting securities of the Company receive securities of a class registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

8. Escrow.

A. As security for the faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in the form of Exhibit B attached to this Agreement, executed by Purchaser and by Purchaser’s spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or its designee (the “Escrow Agent”). These documents shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit C attached to this Agreement, which instructions are incorporated into this Agreement by this reference, and which instructions shall also be delivered to the Escrow Agent after the Closing Date.

B. Subject to the terms hereof, the Purchaser shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares. If, from time to time during the term of the Company’s Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, (ii) any dividend of cash or other property on the Shares, or (iii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities or cash or other consideration to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Shares shall immediately become subject to this escrow, deposited with the Escrow Agent and included thereafter as “Shares” for purposes of this Agreement and the Company’s Repurchase Option.

9. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Repurchase Option. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT D AND THE PURCHASER (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY

FILING SUCH FORM, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON PURCHASER’S BEHALF.

10. General Provisions.

A. Choice of Law; Entire Agreement. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California.

B. Integration. This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supercedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) 1 business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) 1 business day after being deposited with an overnight courier service or (v) 4 days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Purchaser and his heirs, executors, administrators, successors and assigns.

E. Assignment. The rights granted to the Purchaser under this Agreement are not assignable by the Purchaser under any circumstances.

F. Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

G. Purchaser Investment Representations and Further Documents. The Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) Exhibits A, B, C, D and E of this Agreement.

H. Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers a fully executed copy of this Agreement (including all exhibits and attachments thereto) and full payment for the Shares to the Company, and until such time as Purchaser disposes of the Shares in accordance with this Agreement. Upon such transfer, Purchaser shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

J. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

K. Employment at Will. PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT WILL (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.

L. Arbitration. Any and all controversies, claims, or disputes arising out of, relating to, or resulting from this Agreement shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including section 1283.05 (the “Rules”) and pursuant to California law. Any arbitration will be administered by the American Arbitration Association (“AAA”) in accordance with its Rules for the Resolution of Commercial Disputes. Purchaser agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Purchaser also agrees that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. Purchaser understands that each party shall bear its own costs and expenses, including attorney’s fees, incurred in connection with any Arbitration. The decision of the arbitrator shall be in writing. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute under this Agreement. Accordingly, except as provided for by the Rules, neither the Purchaser nor the Company will be permitted to pursue court action regarding this Agreement. In addition to the right under the Rules to petition the court for provisional relief, the Purchaser agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of any confidential information or invention assignment agreement between the Purchaser and the Company or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

M. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

* * * * *

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Purchaser agrees to notify the Company of any change in his address below.

PURCHASER	DIGITAL MUSICWORKS INTERNATIONAL, INC.

/s/ MITCHELL KOULOURIS	/s/ PETER KOULOURIS
Signature	Signature

Mitchell Koulouris	Peter Koulouris
Print Name	Print Name

Secretary
Print Title

Address:

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	Mitchell Koulouris

COMPANY	:	Digital Musicworks International, Inc.

SECURITY	:	Common Stock

AMOUNT	:	5,046,000 shares

DATE	:	March 21, 2004

In connection with the purchase of the above-listed shares, I, the undersigned purchaser, represent to the Company as follows:

1. The Company May Rely on These Representations. I understand that the Company’s sale of the shares to me has not been registered under the Securities Act of 1933, as amended, because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2. I am Purchasing for Investment. I am purchasing the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being purchased and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3. I Can Protect My Own Interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4. I am Informed About the Company. I am sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

5. I Recognize My Economic Risk. I realize that the purchase of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.

6. I Know the Shares are Restricted Securities. I understand that the shares are “restricted securities” in that the Company’s sale of the shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that:

A. I must hold the shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B. the Company is under no obligation to register any subsequent proposed resale of the shares by me; and

C. the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7. I am Familiar With Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after my purchase and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Company, or a non-affiliate who has held the shares less than two years after my purchase and full payment: (A) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8. I Know Rule 144 May Never be Available. I understand that the requirements of Rule 144 may never be met, and that the shares may never be saleable. I further understand that at the time I wish to sell the shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude me from selling the shares under Rule 144 even if the one-year minimum holding period had been satisfied.

9. I Know I am Subject to Further Restrictions on Resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the

Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10. I Know I May Have Tax Liability Due to the Uncertain Value of the Shares. I understand that the Board of Directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my purchase is substantially greater than the Board’s appraisal. I understand that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to me as of the purchase date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability. I understand that if such additional value represents more than 25% of my gross income for the year in which the value of the shares is taxable, the IRS will have 6 years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess me the additional tax and interest due.

11. Residence. The address of my principal residence is set forth on the signature page below.

By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and my intent for the Company to rely on such statements in issuing the shares to me.

/s/ MITCHELL KOULOURIS
Purchaser’s Signature

Mitchell Koulouris
Print Name

Address of Purchaser’s Principal Residence:

EXHIBIT B

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Founder’s Restricted Stock Purchase Agreement dated as of March 21, 2004, the undersigned hereby sells, assigns and transfers unto                                                                                       , (            ) shares of Common Stock of Digital Musicworks International, Inc., a California corporation, standing in the undersigned’s name on the books of said corporation represented by certificate number              delivered herewith, and does hereby irrevocably constitute and appoint                                  as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

/s/ MITCHELL KOULOURIS
(Signature)

Mitchell Koulouris
(Please Print Name)

/s/ NANCY KOULOURIS
(Spouse’s Signature, if any)

Nancy Koulouris
(Please Print Name)

This Assignment Separate From Certificate was executed in conjunction with the terms of a Founder’s Restricted Stock Purchase Agreement between the above assignor and the above corporation, dated as of March 21, 2004.

Instruction: Please do not fill in any blanks other than the signature and name lines.

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

March 21, 2004

Digital Musicworks International, Inc.

10519 E. Stockton Boulevard, Suite 100-A

Elk Grove, California 95624

Attn: Peter Koulouris, Corporate Secretary

Dear Mr. Koulouris:

As Escrow Agent for both Digital Musicworks International, Inc., a California corporation (the “Company”), and Mitchell Koulouris (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Founder’s Restricted Stock Purchase Agreement (the “Agreement”), dated as of March 21, 2004, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

1. In the event that the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check or such other form of consideration mutually agreed to by the parties) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. Upon written request of Purchaser after each successive 1-year period from the date of the Agreement, unless the Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Repurchase Option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. The Company and the Purchaser hereby jointly and severally expressly agree to indemnify and hold harmless you and your designees against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense incurred or suffered by you and your designees, directly or indirectly, as a result of any of your actions or omissions or those of your designees while acting in good faith and in the exercise of your judgment under the Agreement, these Joint Escrow Instructions, exhibits hereto or written instructions from the Company or Purchaser hereunder.

9. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

11. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

12. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall reimburse you for any such disbursements.

13. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

14. You are expressly authorized to delegate your duties as Escrow Agent hereunder to the law firm of The Business Law Group, LLP, or any other law firm, which delegation, if any, shall survive your resignation as Escrow Agent.

15. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

16. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

17. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or 4 days following deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

COMPANY:	Digital Musicworks International, Inc.
10519 E. Stockton Boulevard, Suite 100-A
Elk Grove, California 95624

PURCHASER:	Mitchell Koulouris

_____________________________________

_____________________________________

ESCROW AGENT:	Corporate Secretary
Digital Musicworks International, Inc.
10519 E. Stockton Boulevard, Suite 100-A
Elk Grove, California 95624

18. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

19. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

DIGITAL MUSICWORKS INTERNATIONAL, INC. a California corporation

By:	/s/ MITCHELL KOULOURIS

Title:	President and CEO

PURCHASER:

/s/ MITCHELL KOULOURIS

(Signature)

ESCROW AGENT:

/s/ PETER KOULOURIS
Peter Koulouris, Corporate Secretary

[SIGNATURE PAGE TO JOINT ESCROW INSTRUCTIONS]

EXHIBIT D

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: Mitchell Koulouris	SPOUSE:

TAXPAYER’S ADDRESS:

TAXPAYER ID #:	SPOUSE’S ID #:

2. The property with respect to which the election is made is described as follows: 5,046,000 shares (the “Shares”) of the Common Stock of Digital Musicworks International, Inc. (the “Company”).

3. The date on which the property was transferred is: March     , 2004.

4. The property is subject to the following restrictions: The Shares may be repurchased by the Company, or its assignee, upon the occurrence of certain events. This right lapses with regard to a portion of the Shares over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $                    .

6. The amount, if any, paid for such property: $                    .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Mitchell Koulouris, Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:
Spouse of Taxpayer

EXHIBIT E

SPOUSAL CONSENT

I, Nancy Koulouris, spouse of Mitchell Koulouris, have read and approve of the foregoing Founder’s Restricted Stock Purchase Agreement, dated as of March 21, 2004, together with all exhibits and attachments thereto (collectively, the “Agreement”), by and between my spouse and Digital Musicworks International, Inc., a California corporation (the “Company”). In consideration of the Company’s granting of the right to Mitchell Koulouris to purchase 5,046,000 Shares of Common Stock of the Company as set forth in the Agreement, I hereby appoint Mitchell Koulouris as my attorney-in-fact in respect to the exercise or waiver of any rights under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California, or under similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: March 21, 2004.

“Spouse of Purchaser”

/s/ NANCY KOULOURIS
(Signature)

Nancy Koulouris